Exhibit 10.13

                          INSTRUMENT OF AMENDMENT



         INSTRUMENT OF AMENDMENT dated as of August 20, 1999, between NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (the "Association") and FRANK G. ZARB ("Zarb") to the employment agreement effective on February 24, 1997, as amended effective March 18, 1998, between the Association and Zarb (the "Employment Agreement").


                            W I T N E S S E T H:
                            - - - - - - - - - -


         WHEREAS, the Association and Zarb have entered into the Employment Agreement;

         WHEREAS, Paragraph 26 of the Employment Agreement provides that the Employment Agreement may be amended by the mutual consent of the parties which consent must be evidenced by a document executed with the same formality as the Employment Agreement;

         WHEREAS, the Employment Agreement will continue in effect until February 24, 2000, unless earlier terminated in accordance with its terms;

         WHEREAS, Paragraph 4 of the Employment Agreement provides that the Employment Agreement may be extended beyond such stated term by written agreement of Zarb and the Association; and

         WHEREAS, the Association and Zarb desire to amend the Employment Agreement to extend the Employment Agreement for one year beyond such stated term to allow the Association to select and appoint an individual to succeed Zarb as its President and Chief Executive Officer and to provide a transition period for such succession, and, in addition, to amend the Employment Agreement as otherwise provided herein.

         NOW, THEREFORE, it is agreed that the Employment Agreement shall be and the same hereby is amended in the following manner:

         1. Paragraph 1 of the Employment Agreement is amended by deleting the first two sentences thereof and substituting the following in lieu thereof:

                      "Until this Agreement is terminated as hereinafter provided, the Association shall employ Zarb, and Zarb shall serve as an employee of the Association, in the capacity of its President and Chief Executive Officer, provided, however, that, effective April 10, 1997, Zarb shall be the Association's President, Chairman and Chief Executive Officer, and, effective January 22, 1998, Zarb shall be the Association's Chairman and Chief Executive Officer. During the period of his employment hereunder, Zarb shall perform the usual duties to be performed by one holding such offices, and Zarb shall perform such other management duties and responsibilities reasonably related to such offices as may be assigned to him from time to time by the Board of Governors or the Executive Committee of the Association."


         2. Paragraph 1 of the Employment Agreement is further amended by designating the existing substantive provision thereof as subparagraph (a) and by adding a new subparagraph (b) thereof to read in its entirety as follows:

                                    "(b) The foregoing subparagraph (a) of
                      this Paragraph 1 to the contrary notwithstanding, Zarb shall relinquish his duties or positions as Chairman and Chief Executive Officer of the Association during the Additional Term (as hereinafter defined) if, his successor being duly appointed, the Association and Zarb mutually determine that such relinquishment may facilitate his successor's transition to such office; however, such relinquishment shall not be considered a termination of the Term and shall have no effect on the Association's obligation to continue to pay and provide Zarb the compensation and benefits otherwise provided for in this Agreement for the remainder of the Term. Zarb agrees to make himself available for the balance of the Term upon reasonable prior notice to provide consulting services to the Association on matters relating to the nature and scope of his duties prior to relinquishment of his duties or positions pursuant to this Paragraph 1(b)."


         3. Paragraph 2 of the Employment Agreement is amended by designating the existing substantive provision thereof as subparagraph (a) and by adding new subparagraph (b) thereof to read in its entirety as follows:

                                    "(b) Notwithstanding any provision of
                      subparagraph (a) of this Paragraph 2 to the contrary, during the Additional Term, the aggregate annual base salary and incentive compensation paid to Zarb by the Association shall not be less than such aggregate annual amount paid to Zarb for the second or third year of the Initial Term, whichever was greater."


         4. Paragraph 3 of the Employment Agreement is amended by deleting so much of such paragraph as precedes subparagraph (a) thereof and substituting the following in lieu thereof:

                      "This Agreement shall continue in effect for an initial term of three (3) years from the Effective Date (the "Initial Term") and for an additional one
                      (1) year commencing immediately upon the close of the Initial Term (the "Additional Term"), and the Initial Term together with the Additional Term shall be referred to herein as the "Term," subject to earlier termination in one of the following ways:"


         5. Subparagraph (a) of Paragraph 5 of the Employment Agreement is amended to read, in its entirety, as follows:

                                    "(a) Zarb shall be a "Grandfathered
                      Participant" in the National Association of Securities Dealers, Inc. Supplemental Executive Retirement Plan (the "Supplemental Retirement Plan") (capitalized terms used in this Paragraph 5(a), but not otherwise defined in this Agreement shall have the meanings given such terms in the Supplemental Retirement Plan). Upon completion of the Initial Term or as otherwise provided in Paragraph 6 or 7, Zarb shall be entitled to a Retirement Benefit, as if he has fully satisfied the Supplemental Retirement Plan's eligibility and vesting requirements for a full Retirement Benefit. Such Retirement Benefit shall be equal to six percent (6%) of Zarb's Final Average Compensation multiplied by the number of Years of Service attained by Zarb upon his termination of employment hereunder, less any vested benefit that he accrued under the NASD Retirement Plan. Zarb's Final Average Compensation, for purposes of the Supplemental Retirement Plan, shall be computed for the entire period of his actual service with the Association. Notwithstanding the foregoing to the contrary, Zarb's Retirement Benefit as aforesaid shall not be less than the supplemental retirement benefit to which he would have been entitled upon his termination of employment under the terms of this Agreement as in effect immediately following the amendment of this Agreement dated March 18, 1998. Except as otherwise provided in Paragraph 6 or 7, Zarb shall not be entitled to receive any Retirement Benefit under this Paragraph 5(a) if his employment with the Association terminates prior to his completion of the Initial Term. The Association shall pay the Retirement Benefit to Zarb in a lump-sum within fifteen (15) days after Zarb's termination of employment hereunder or at such other time as provided in Paragraph 6 or 7."


         6. Subparagraph (b) of Paragraph 5 of the Employment Agreement is amended to read, in its entirety, as follows:

                                    "(b) Upon completion of the Term, Zarb
                      shall be entitled to receive at the Association's expense for a period of three years thereafter (i) the full-time and exclusive use of an automobile of his choice and driver, (ii) appropriate office and secretarial services and (iii) payment or reimbursement of dues, initiation and other fees and charges for various clubs in the New York City and/or Washington, D.C., metropolitan areas upon presentation of appropriate receipts or other documentation (in the case of this clause (iii), not exceeding $20,000 for any year); provided that Zarb's receipt of the benefits described in this subparagraph (b) shall be contingent upon his satisfaction of the consulting duties set forth in subparagraph (c) below."


         7. Clause (iii) of the first sentence of Paragraph 6 of the Employment Agreement is amended to read, in its entirety, as follows:

                      "(iii) the Retirement Benefit described in Paragraph 5 accrued to the date of termination (taking into account the provisions of the Supplemental Retirement Plan applicable to a participant's death but disregarding the portion of the Term following the date of Zarb's death);"


         8. Clause (iii) of the second sentence of Paragraph 6 of the Employment Agreement is amended to read, in its entirety, as follows:

                      "(iii) the Retirement Benefit described in Paragraph 5 accrued to the date of termination (disregarding the portion of the Term following the date of Zarb's termination);"


         9. Paragraph 7(a) of the Employment Agreement is amended by substituting "Retirement Benefit" for "supplemental retirement benefit" where the latter appears in clause
                  (iii) of the first sentence thereof.


         10. Paragraph 9 of the Employment Agreement is amended by deleting the substantive provisions thereof in their entirety and substituting "Not used." in lieu thereof.

         11. Paragraph 10 of the Employment Agreement is amended by designating the existing substantive provision thereof as subparagraph (a) and by adding a new subparagraph (b) thereof to read in its entirety as follows:

                                    "(b) If Zarb transfers his principal
                      residence from the Washington, D.C., metropolitan area to the New York City metropolitan area in connection with his employment under this Agreement, the Association shall reimburse Zarb for: (i) moving expenses (within the meaning of Section 217(b) of the Internal Revenue Code) incurred in connection with such establishment of his principal residence in the New York City metropolitan area; (ii) to ensure his personal safety, the cost of installing a home security system in such residence (if recommended by an independent security study and provided that such reimbursement shall not exceed $10,000); and (iii) the cost of an appropriate efficiency apartment in the Washington, D.C., metropolitan area during the remaining Term. If, in connection with the establishment of such residence and within the first six (6) months following transfer of his employment under this Agreement from the Washington, D.C., metropolitan area to the New York City metropolitan area, Zarb offers his Washington, D.C., metropolitan area residence for sale on the general real estate market, the Association shall provide for the purchase or sale of such residence at an amount equal to 100-percent of its fair market value (as determined in accordance with customary appraisal and timing standards for such transactions by one or more appraisers approved by the Association and reasonably acceptable to Zarb)."


         12. All of the terms and conditions of the Employment Agreement as amended by this Instrument of Amendment shall remain in full force and effect throughout the term of the Employment Agreement, as extended hereby.


                  IN WITNESS WHEREOF, the corporate party hereto has caused this Instrument of Amendment to be duly executed and delivered on the date indicated below, and the individual party hereto has executed and delivered this Instrument of Amendment on the date indicated below, effective for all purposes as of August 20, 1999.


                                           NATIONAL ASSOCIATION OF SECURITIES
                                           DEALERS, INC.



                                           By
                                             ---------------------------
                                             Chairman of the Management
-----------------------                      Compensation Committee
Date
                                           Compensation Committee
                                           (Corporate Seal)




---------------------                      -------------------------------
Date                                       Frank G. Zarb